EXHIBIT A

To the Amended and Restated Investment Advisory Agreement

Between SSGA Funds Management, Inc. and SPDR® Series Trust

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, payments under each Fund’s Rule 12b-1 plan, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), acquired fund fees and expenses, litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
SPDR Russell 3000® ETF	0.10%
SPDR Russell 1000® ETF	0.10%
SPDR S&P® 500 Growth ETF	0.15%
SPDR S&P 500 Value ETF	0.15%
SPDR Russell Small Cap Completeness® ETF	0.10%
SPDR S&P 400 Mid Cap Growth ETF	0.15%
SPDR S&P 400 Mid Cap Value ETF	0.15%
SPDR S&P 600 Small Cap ETF	0.15%
SPDR S&P 600 Small Cap Growth ETF	0.15%
SPDR S&P 600 Small Cap Value ETF	0.15%
SPDR Global Dow ETF	0.50%
SPDR Dow Jones REIT ETF	0.25%
SPDR S&P Bank ETF	0.35%
SPDR S&P Capital Markets ETF	0.35%
SPDR S&P Insurance ETF	0.35%
SPDR Morgan Stanley Technology ETF	0.35%
SPDR S&P Dividend ETF	0.35%
SPDR S&P Aerospace & Defense ETF	0.35%
SPDR S&P Biotech ETF	0.35%
SPDR S&P Health Care Equipment ETF	0.35%
SPDR S&P Health Care Services ETF	0.35%
SPDR S&P Homebuilders ETF	0.35%
SPDR S&P Metals & Mining ETF	0.35%
SPDR S&P Oil & Gas Equipment & Services ETF	0.35%
SPDR S&P Oil & Gas Exploration & Production ETF	0.35%
SPDR S&P Pharmaceuticals ETF	0.35%
SPDR S&P Retail ETF	0.35%
SPDR S&P Semiconductor ETF	0.35%
SPDR S&P Software & Services ETF	0.35%
SPDR S&P Telecom ETF	0.35%
SPDR S&P Transportation ETF	0.35%
SPDR S&P Regional Banking ETF	0.35%
SPDR Barclays 1-3 Month T-Bill ETF	0.1345%
SPDR Barclays Intermediate Term Treasury ETF	0.10%

SPDR Barclays Long Term Treasury ETF	0.10%
SPDR Barclays TIPS ETF	0.15%
SPDR Barclays Aggregate Bond ETF	0.08%
SPDR Nuveen Barclays Municipal Bond ETF	0.30%
SPDR Barclays International Treasury Bond ETF	0.50%
SPDR Nuveen Barclays Short Term Municipal Bond ETF	0.20%
SPDR Nuveen Barclays California Municipal Bond ETF	0.20%
SPDR Nuveen Barclays New York Municipal Bond ETF	0.20%
SPDR Barclays High Yield Bond ETF	0.40%
SPDR DB International Government Inflation-Protected Bond ETF	0.50%
SPDR Barclays Short Term International Treasury Bond ETF	0.35%
SPDR Barclays Intermediate Term Corporate Bond ETF	0.12%
SPDR Barclays Long Term Corporate Bond ETF	0.12%
SPDR Barclays Convertible Securities ETF	0.40%
SPDR Barclays Mortgage Backed Bond ETF	0.20%
SPDR Wells Fargo Preferred Stock ETF	0.45%
SPDR Barclays Short Term Corporate Bond ETF	0.12%
SPDR Nuveen Barclays Build America Bond ETF	0.35%
SPDR Barclays International Corporate Bond ETF	0.50%
SPDR Barclays Emerging Markets Local Bond ETF	0.50%
SPDR Barclays Issuer Scored Corporate Bond ETF	0.16%
SPDR Nuveen S&P High Yield Municipal Bond ETF	0.50%
SPDR Barclays Short Term Treasury ETF	0.10%
SPDR Barclays Investment Grade Floating Rate ETF	0.15%
SPDR Barclays Short Term High Yield Bond ETF	0.40%
SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF	0.50%
SPDR BofA Merrill Lynch Crossover Corporate Bond ETF	0.40%
SPDR S&P 1500 Value Tilt ETF	0.12%
SPDR S&P 1500 Momentum Tilt ETF	0.12%
SPDR Russell 1000 Low Volatility ETF	0.12%
SPDR Russell 2000 Low Volatility ETF	0.12%
SPDR Barclays 1-10 Year TIPS ETF	0.15%
SPDR Russell 2000 ETF	0.12%
SPDR Barclays 0-5 Year TIPS ETF	0.15%
SPDR Barclays International High Yield Bond ETF	0.40%
SPDR S&P 500 Buyback ETF	0.35%
SPDR MSCI USA Quality Mix ETF	0.15%
SPDR S&P 500 High Dividend ETF	0.12%
SPDR S&P 500 Fossil Fuel Free ETF	0.25%
SPDR Russell 1000 Yield Focus ETF	0.20%
SPDR Russell 1000 Momentum Focus ETF	0.20%
SPDR Russell 1000 Low Volatility Focus ETF	0.20%

Dated: December 1, 2015

2